THIS AGREEMENT is made and entered into as of the day of __________, 2004 by and among FIDELITY SECURITY LIFE INSURANCE COMPANY (the "Company"), a Missouri corporation, on its own behalf and on behalf of each separate account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account referred to as an "Account"), THE UNIVERSAL INSTITUTIONAL FUNDS, INC. (formerly, MORGAN STANLEY UNIVERSAL FUNDS, INC.) (the "Fund"), a Maryland corporation, MORGAN STANLEY & CO. INCORPORATED (the "Underwriter"), a Delaware corporation, and MORGAN STANLEY INVESTMENT MANAGEMENT INC. (formerly, MORGAN STANLEY ASSET MANAGEMENT INC.) (the "Adviser"), a Delaware corporation.

WHEREAS, London Pacific Life and Annuity Company, the Fund, the Adviser and Morgan Stanley Investments LP (formerly, Miller Anderson & Sherrerd, LLP) ("MSI") have entered into a Participation Agreement dated as of March 2, 1998, as such agreement may be amended from time to time (the "1998 Participation Agreement"); and

WHEREAS, effective May 1, 2002, MSI assigned to the Adviser all of the rights and obligations of MSI under the 1998 Participation Agreement and the Adviser accepted assignment of such rights and assumed corresponding obligations from MSI on such terms; and


WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established by insurance companies for individual and group life insurance policies and annuity contracts with variable accumulation and/or pay-out provisions (hereinafter referred to individually and/or collectively as "Variable Insurance Products") and (ii) the investment vehicle for certain qualified pension and retirement plans ("Qualified Plans"); and

WHEREAS, effective ____________, 2004, the Company will assume and reinsure all obligations and liabilities under the Variable Insurance Products issued by London Pacific Life and Annuity Company which are covered under the 1998 Participation Agreement; and

WHEREAS, insurance companies desiring to utilize the Fund as an investment vehicle under their Variable Insurance Products enter into participation agreements with the Fund, the Underwriter and the Adviser (the "Participating Insurance Companies"); and

WHEREAS, shares of the Fund are divided into several series of shares, each representing the interest in a particular managed portfolio of securities and other assets, any one or more of which may be made available under this Agreement; and

WHEREAS, the Fund intends to offer shares of the series set forth on Schedule B hereto (each such series referred to as a "Portfolio"), as such Schedule may be amended from time to time by mutual agreement of the parties hereto, to the Account(s) of the Company (all references herein to "shares" of a Portfolio shall mean the class or classes of shares specifically identified on Schedule
B); and

WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission ("SEC"), dated September 19, 1996 (File No. 812-10118), granting Participating Insurance Companies and Variable Insurance Product separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, as amended (the "1940 Act"), and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by Variable Insurance Product separate accounts of both affiliated and unaffiliated life insurance companies and Qualified Plans (the "Shared Funding Exemptive Order"); and

WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act"); and

WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

WHEREAS, the Adviser manages the Portfolios of the Fund; and

WHEREAS, the Underwriter is registered as a broker/dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act"), is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and serves as principal underwriter of the shares of the Fund; and

WHEREAS, the Company has registered or will register under the 1933 Act the Variable Insurance Products identified on Schedule A hereto (the "Contracts"), as such Schedule may be amended from time to time by mutual written agreement of the parties hereto; and

WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution or under authority of the Board of Directors of the Company, on the date shown for such Account on Schedule A hereto, to set aside and invest assets attributable to the Contracts; and

WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and

WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares of the Portfolios, on behalf of each Account or sub-Account thereof (together, as applicable, an "Account"), to fund the Contracts and the Underwriter is authorized to sell such shares to each such Account at net asset value.

NOW, THEREFORE, in consideration of their mutual promises, the Company, the Fund, the Underwriter and the Adviser agree as follows:

                ARTICLE I. Purchase and Redemption of Fund Shares

1.1. The Fund and the Underwriter agree to make available for purchase by the Company shares of the Portfolio(s) and shall execute purchase orders placed for each Account on each Business Day at the net asset value next computed after receipt by the Fund or its designee of such purchase order. For purposes of this
Section 1.1, the Company shall be the designee of the Fund and the Underwriter for receipt of such purchase orders from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Company receives such order by 4:00 p.m. Eastern time and the Fund receives notice of such order by 10:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange, Inc. is open for trading and on which the Fund calculates its net asset value pursuant to SEC rules.

1.2. The Fund, so long as this Agreement is in effect, agrees to make shares of the Portfolios available for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to SEC rules and the Fund shall use reasonable efforts to calculate such net asset value on each day that the New York Stock Exchange, Inc. is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (the "Board") may refuse to permit the Fund to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio.

1.3. The Fund and the Underwriter agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and to certain Qualified Plans. No shares of a Portfolio will be sold to the general public.

1.4. The Fund and the Underwriter agree to redeem for cash, on the Company's request, any full or fractional shares of the Portfolio(s) held by the Company, executing such redemption requests for each Account on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. Subject to and in accordance with applicable laws and regulations, however, the Fund reserves the right to redeem shares of the Portfolios for assets other than cash. For purposes of this Section 1.4, the Company shall be the designee of the Fund and the Underwriter for receipt of requests for redemption from each Account and receipt by such designee shall constitute receipt by the Fund; provided that the Company receives the request for redemption by 4:00 p.m. Eastern time and the Fund receives notice of such request for redemption by 10:00 a.m. Eastern time on the next following Business Day.

1.5. The Company agrees that purchases and redemptions of Portfolio shares offered by the then current prospectus of the Fund shall be made in accordance with the provisions of such prospectus. The Company will give the Fund, the Underwriter and the Adviser forty-five (45) days written notice of its intention to make available in the future, as a funding vehicle under the Contracts, any other investment company with substantially similar investment objectives as a Portfolio listed on Schedule B to this Agreement.

1.6. The Company shall pay for Portfolio shares on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of
Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and the Company agrees to use its best efforts to transmit such funds by no later than 2:00 p.m. Eastern time on the day of transmission. For purposes of Sections
2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.

1.7. Issuance and transfer of the Fund's shares will be by book entry only. Share certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate sub-account of each Account.

1.8. The Fund shall use its best efforts to furnish same-day notice (by wire or telephone, followed by written confirmation) to the Company of any income dividends or capital gain distributions payable on Portfolio shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of that Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.

1.9. The Fund shall make the net asset value per share for each Portfolio available to the Company on each Business Day as soon as reasonably practical after the net asset value per share is calculated (normally by 6:30 p.m. Eastern time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern time. Any material errors in the calculation of net asset value, dividends or capital gain information will be reported promptly upon discovery to the Company. An error will be deemed "material" based on the Fund's interpretation of the SEC's position and policy with regard to materiality, as it may be modified from time to time. If the Fund provides the Company with materially incorrect net asset value information, through no fault of the Company, the Account(s) will be entitled to an adjustment to the number of shares purchased or redeemed to reflect the correct net asset value per share. The correction of any such errors shall be made by the Fund at the separate account level and shall be made pursuant to the SEC's recommended guidelines regarding such errors.

1.10. The Company shall not redeem Fund shares attributable to the Contracts (as distinct from Fund shares attributable to the Company's assets held in the Account) except (i) as necessary to implement Contract owner initiated or approved transactions, (ii) as required by state and/or federal laws or regulations or judicial or other legal precedent of general application (hereinafter referred to as a "Legally Required Redemption") or (iii) as permitted by an order of the SEC pursuant to Section 26(c) of the 1940 Act. Upon request, the Company will promptly furnish to the Fund the opinion of counsel for the Company (which counsel shall be reasonably satisfactory to the Fund) to the effect that any redemption pursuant to clause (ii) above is a Legally Required Redemption. Furthermore, except in cases where permitted under the terms of the Contracts, the Company shall not prevent Contract owners from allocating payments to a Portfolio that was otherwise available under the Contracts without first giving the Fund sixty (60) days prior written notice of its intention to do so.

                   ARTICLE II. Representations and Warranties

2.1. The Company represents and warrants that: (i) it is an insurance company duly organized and in good standing under applicable law; (ii) it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under applicable laws and regulations; and (iii) it has registered or, prior to any issuance or sale of the Contracts, will register and will thereafter maintain the registration of each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts. The Company further represents and warrants that: (i) the Contracts are or will be registered and shall remain registered under the 1933 Act; (ii) the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and (iii) the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. The Company shall amend the registration statement for the Accounts and the Contracts under the 1940 Act and the 1933 Act, respectively, from time to time as required in order to effect the continuous offering of the Contracts.

2.2. The Fund and the Underwriter represent and warrant that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Maryland and all applicable federal and state securities laws and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund.

2.3. The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), and that it will use its reasonable efforts to maintain such qualification (under Subchapter M or any successor or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify.

2.4. The Company represents and warrants that each Account is and will continue to be a "segregated asset account" under applicable provisions of the Code and applicable Treasury Regulations promulgated thereunder and that each Contract is and will continue to be treated as a "variable contract" under applicable provisions of the Code and applicable Treasury Regulations promulgated thereunder. The Company further represents and warrants that it will make every effort to maintain such treatment and that it will notify the Fund immediately upon having a reasonable basis for believing that any Account or Contract has ceased to be so treated or that any Account or Contract might not be so treated in the future.

2.5. The Fund represents that to the extent that it decides to finance distribution expenses pursuant to Rule 12b-1 under the 1940 Act, the Fund undertakes to have the Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan under Rule 12b-1 to finance distribution expenses.

2.6. The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees and expenses and investment policies) complies with the insurance laws or regulations of the various states.

2.7. The Fund represents that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

2.8. The Adviser represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws.

2.9. The Underwriter represents and warrants that it is and shall remain duly registered in all material respects under all applicable federal and state securities laws and that it will perform its obligations for the Fund in compliance in all material respects with the laws of its state of domicile and any applicable state and federal securities laws.

2.10. The Fund represents and warrants that all of its directors, officers, employees, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimum coverage as currently required by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid blanket fidelity bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

2.11. The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Account(s) are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Company and/or the Account(s) that is reasonable and customary in light of the Company's obligations under this Agreement. The aforesaid includes coverage for larceny and embezzlement and shall be issued by a reputable bonding company in an amount not less than $5 million. The Company agrees to make all reasonable efforts to see that this bond or another bond containing these provisions is always in effect, and agrees to notify the Fund, the Underwriter and the Adviser in the event that such coverage no longer applies.

 ARTICLE III. Prospectuses, Reports to Shareholders and Proxy Statements; Voting

3.1. The Fund or its designee shall provide the Company with as many printed copies of the Fund's current prospectus and statement of additional information as the Company may reasonably request. If requested by the Company, in lieu of providing printed copies the Fund shall provide camera-ready film or computer diskettes containing the Fund's prospectus and statement of additional information, and such other assistance as is reasonably necessary in order for the Company once each year (or more frequently if the prospectus and/or statement of additional information for the Fund is amended during the year) to have the prospectus for the Contracts and the Fund's prospectus printed together in one document, and to have the statement of additional information for the Fund and the statement of additional information for the Contracts printed together in one document. Alternatively, the Company may print the Fund's prospectus and/or its statement of additional information in combination with other fund companies' prospectuses and statements of additional information.

3.2. Except as provided in this Section 3.2, all expenses of preparing, setting in type, printing and distributing Fund prospectuses and statements of additional information shall be the expense of the Company. For prospectuses and statements of additional information provided by the Company to its Contract owners who currently own shares of one or more Portfolios ("Existing Contract Owners"), in order to update disclosure as required by the 1933 Act and/or the 1940 Act, the cost of printing shall be borne by the Fund. If the Company chooses to receive camera-ready film or computer diskettes in lieu of receiving printed copies of the Fund's prospectus, the Fund shall bear the cost of typesetting to provide the Fund's prospectus to the Company in the format in which the Fund is accustomed to formatting prospectuses, and the Company shall bear the expense of adjusting or changing the format to conform with any of its prospectuses. In such event, the Fund will reimburse the Company in an amount equal to the product of "x" and "y", where "x" is the number of such prospectuses distributed to Existing Contract Owners and "y" is the Fund's per unit cost of printing the Fund's prospectus. The same procedures shall be followed with respect to the Fund's statement of additional information. The Company agrees to provide the Fund or its designee with such information as may be reasonably requested by the Fund to assure that the Fund's expenses do not include the costs of printing, typesetting or distributing any prospectuses or statements of additional information other than the costs of printing those prospectuses or statements of additional information actually distributed to Existing Contract Owners.

3.3. The statement of additional information of the Fund shall be obtainable from the Fund, the Underwriter, the Company or such other person as the Fund may designate.

3.4. The Fund, at its expense, shall provide the Company with copies of its proxy statements, reports to shareholders, and other communications (except for prospectuses and statements of additional information, which are covered in
Section 3.1) to shareholders in such quantity as the Company shall reasonably require for distributing to Existing Contract Owners. The Fund shall not pay any costs of distributing such proxy materials, reports to shareholders and other communications to prospective Contract owners.

3.5. If and to the extent required by law, the Company shall distribute all proxy materials furnished by the Fund to Contract owners to whom voting privileges are required to be extended and shall:

                  (i) solicit voting instructions from Contract owners;

                  (ii) vote the Portfolio shares in accordance with instructions received from Contract owners; and

                  (iii) vote Portfolio shares for which no instructions have been received in the same proportion as Portfolio shares for which instructions have been received;

so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. The Company reserves the right to vote Portfolio shares held in any segregated asset account in its own right, to the extent permitted by law. If the Company is required to solicit voting instructions, the Fund and the Company shall follow the procedures, and shall have the corresponding responsibilities, for the handling of proxies and voting instruction solicitations, as set forth in Schedule C attached hereto and incorporated herein by reference. Participating Insurance Companies shall be responsible for ensuring that each of their separate accounts participating in the Fund (and for which the soliciting of voting instructions is required) calculates voting privileges in a manner consistent with the standards set forth on Schedule C, which standards will also be provided to the other Participating Insurance Companies.

3.6. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or comply with Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of the 1940 Act) as well as with Section 16(a) of the 1940 Act and, if and when applicable, Section 16(b) of the 1940 Act. Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) of the 1940 Act with respect to periodic elections of directors and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE IV. Sales Material and Information

4.1. The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund, the Underwriter or the Adviser is named, at least ten (10) Business Days prior to its use. No such material shall be used without the prior approval of the Fund or its designee. The Fund shall use its reasonable best efforts to review any such material as soon as practicable after receipt and no later than ten (10) Business Days after receipt of such material.

4.2. The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or prospectus for the Fund shares, as such registration statement or prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund which are in the public domain or approved by the Fund for distribution to Fund shareholders, or in sales literature or other promotional material approved by the Fund or its designee, except with the permission of the Fund.

4.3. The Fund or its designee shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its Account(s) or Contract(s) are named at least ten (10) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within ten (10) Business Days after receipt of such material.

4.4. Neither the Fund, the Underwriter nor the Adviser shall give any information or make any representations on behalf of the Company or concerning the Company, each Account, or the Contracts, other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement or prospectus may be amended or supplemented from time to time, or in reports or proxy statements for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.

4.5. The Fund will provide to the Company at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares and are relevant to the Company or the Contracts, promptly after the filing of such documents with the SEC or other regulatory authority.

4.6. The Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to investment in the Fund or the Portfolios under the Contracts, promptly after the filing of such documents with the SEC or other regulatory authority.

4.7. For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, any of the following that refer to the Fund or any affiliate of the Fund: advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials.

                          ARTICLE V. Fees and Expenses

5.1. The Fund shall pay no fee or other compensation to the Company under this Agreement, except that if the Fund or any Portfolio adopts and implements a service plan and/or a plan pursuant to Rule 12b-1, then the Underwriter may make payments to the Company or to the underwriter for the Contracts pursuant to such plans if and in amounts agreed to by the Underwriter in writing.

5.2. All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. Except as otherwise set forth in Section 3.2 of this Agreement, the Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's prospectus and registration statement, proxy materials and reports, setting the prospectus in type, setting in type and printing the proxy materials and reports to shareholders, the preparation of all statements and notices required by any federal or state law, and all taxes on the issuance or transfer of the Fund's shares.

5.3. The Company shall bear the expenses of distributing the Fund's prospectus, statement of additional information, proxy materials and reports to owners of Contracts issued by the Company.

                           ARTICLE VI. Diversification

6.1. The Fund will use its best efforts to at all times comply with Section 817(h) of the Code and Treasury Regulation 1.817-5, relating to the diversification requirements for annuity, endowment, or life insurance contracts and any amendments or other modifications to such Section or Regulations. In the event the Fund ceases to so qualify, it will as soon as practicable take reasonable steps to (a) notify the Company of such event and (b) adequately diversify the Fund so as to achieve compliance within the grace period afforded by Regulation 1.817-5.

                        ARTICLE VII. Potential Conflicts

7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by contract owners; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Fund shall promptly inform the Company if the Board determines that an irreconcilable material conflict exists and the implications thereof.

7.2. The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in carrying out its responsibilities under the Shared Funding Exemptive Order by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owner voting instructions are disregarded. The Company agrees that these responsibilities will be carried out with a view only to the interests of Contract owners.

7.3. If it is determined by a majority of the Board, or a majority of its disinterested members, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance policy owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and that these responsibilities will be carried out with a view only to the interests of Contract owners.

7.4. If a material irreconcilable conflict arises because of a decision by the Company to disregard contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account (at the Company's expense); provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. No charge or penalty will be imposed as a result of such withdrawal. The Company agrees that it bears the responsibility to take remedial action in the event of a Board determination of an irreconcilable material conflict and the cost of such remedial action, and that these responsibilities will be carried out with a view only to the interests of Contract owners.

7.5. For purposes of Sections 7.3 and 7.4 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 7.3 or 7.4 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict.

7.6. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.4, 3.5, 7.1, 7.2, 7.3 and 7.4 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

7.7. Each of the Company and the Adviser shall at least annually submit to the Board such reports, materials or data as the Board may reasonably request so that the Board may fully carry out the obligations imposed upon it by the provisions hereof and in the Shared Funding Exemptive Order. Such reports, materials and data shall be submitted more frequently if deemed appropriate by the Board.

                          ARTICLE VIII. Indemnification

8.1. Indemnification by the Company

8.1(a). The Company agrees to indemnify and hold harmless the Fund, the Underwriter, the Adviser and each member of the Board and each officer and employee of the Fund, and each director, officer and employee of the Underwriter and the Adviser, and each person, if any, who controls the Fund, the Underwriter or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this Section 8.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or litigation (including reasonable legal and other expenses), to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

(i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of the Fund not supplied by the Company, or persons under its control and other than statements or representations authorized by the Fund, the Underwriter or the Adviser) or unlawful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Fund shares; or

(iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon and in conformity with information furnished to the Fund by or on behalf of the Company; or

(iv) arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.

Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) below.

8.1(b). The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement.

8.1(c). The Company shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.1(d). The Fund, the Underwriter or the Adviser, as applicable, will promptly notify the Company of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Fund shares or the Contracts, or the operation of the Fund.

8.2. Indemnification by the Underwriter

8.2(a). The Underwriter agrees to indemnify and hold harmless the Company and each of its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this Section 8.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Underwriter) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of a Portfolio and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund, the Underwriter or the Adviser by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or the Underwriter or persons under their respective control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund or the Underwriter or persons under their respective control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Underwriter; or

(iv) arise as a result of any failure by the Underwriter to provide the services and furnish the materials under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Underwriter in this Agreement or arise out of or result from any other material breach of this Agreement by the Underwriter.

Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) below.

8.2(b). The Underwriter shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

8.2(c). The Underwriter shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Underwriter in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Underwriter of any such claim shall not relieve the Underwriter from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Underwriter will be entitled to participate, at its own expense, in the defense thereof. The Underwriter also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Underwriter to such party of the Underwriter's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Underwriter will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.2(d). The Company will promptly notify the Underwriter of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Contracts or the operation of the Account(s).

8.3. Indemnification by the Adviser

8.3(a). The Adviser agrees to indemnify and hold harmless the Company and each of its directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" and individually, an "Indemnified Party," for purposes of this Section 8.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of shares of a Portfolio and:

(i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Fund, the Underwriter or the Adviser by or on behalf of the Company for use in the registration statement or prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Portfolio shares; or

(ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Fund or the Adviser or persons under their respective control and other than statements or representations authorized by the Company) or unlawful conduct of the Fund or the Adviser or persons under their respective control, with respect to the sale or distribution of the Contracts or Portfolio shares; or

(iii) arise out of or as a result of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund or the Adviser; or

(iv) arise as a result of any failure by the Adviser or the Fund to provide the services and furnish the materials under the terms of this Agreement; or

(v) arise out of or result from any material breach of any representation and/or warranty made by the Adviser or the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser.

Each of paragraphs (i) through (v) above is limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) below.

8.3(b). The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

8.3(c). The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

8.3(d). The Company will promptly notify the Adviser of the commencement of any litigation or proceedings against an Indemnified Party in connection with this Agreement, the issuance or sale of the Contracts or the operation of the Account(s).

                           ARTICLE IX. Applicable Law

9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York.

9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                             ARTICLE X. Termination

10.1. This Agreement shall continue in full force and effect until the first to occur of:

(a) termination by any party for any reason by one hundred eighty (180) days advance written notice delivered to the other parties; or

(b) termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio based upon the Company's determination that shares of such Portfolio are not reasonably available to meet the requirements of the Contracts; provided, however, that said termination shall become effective ten (10) days after receipt of notice unless the Fund makes available a sufficient number of shares of the Portfolio to reasonably meet the requirements of the Contracts within said ten (10) day period; or

(c) termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio in the event that any of the Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by the Company; or

(d) termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio in the event that such Portfolio ceases to qualify as a Regulated Investment Company under Subchapter M of the Code or under any successor or similar provision; or

(e) termination by the Company by written notice to the Fund, the Underwriter and the Adviser with respect to any Portfolio in the event that such Portfolio fails to meet the diversification requirements specified in Article VI hereof; or

(f) termination by the Fund, the Underwriter or the Adviser by written notice to the Company if the Fund, the Underwriter or the Adviser, as applicable, shall determine, in its sole judgment exercised in good faith, that the Company and/or its affiliated companies has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(g) termination by the Company by written notice to the Fund, the Underwriter and the Adviser, if the Company shall determine, in its sole judgment exercised in good faith, that the Fund, the Underwriter or the Adviser has suffered a material adverse change in its business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity; or

(h) termination by the Fund, the Underwriter or the Adviser by written notice to the Company, if the Company gives the Fund, the Underwriter and the Adviser the written notice specified in Section 1.5 hereof and at the time such notice was given there was no notice of termination outstanding under any other provision of this Agreement; provided, however, any termination under this Section 10.1(h) shall be effective forty-five (45) days after the notice specified in Section
1.5 was given; or

(i) termination by any party to this Agreement upon another party's material breach of any provision of this Agreement.

10.2. Notwithstanding any termination of this Agreement with respect to a Portfolio, the Fund and the Underwriter shall at the option of the Company continue to make available additional shares of the Portfolio, pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (the "Existing Contracts"), unless such further sale of Portfolio shares is proscribed by law, regulation or applicable regulatory authority, or unless the Board determines that liquidation of the Portfolio following termination of this Agreement is in the best interests of the Portfolio. Specifically, subject to the foregoing, the owners of the Existing Contracts shall be permitted to direct reallocation of investments in the Portfolio, redemption of investments in the Portfolio and/or investment in the Portfolio upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.2 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

                               ARTICLE XI. Notices

Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

                           If to the Fund:

                                   The Universal Institutional Funds, Inc.
                                   c/o Morgan Stanley Investment Management Inc. 1221 Avenue of the Americas
                                   New York, New York 10020
                                   Attention:  President

                           If to the Underwriter:

                                   Morgan Stanley & Co. Incorporated
                                   c/o Morgan Stanley Investment Management Inc. 1221 Avenue of the Americas
                                   New York, New York 10020
                                   Attention:  General Counsel

                           If to the Adviser:

                                    Morgan Stanley Investment Management Inc.
                                    1221 Avenue of the Americas
                                    New York, New York 10020
                                    Attention:  General Counsel

                           If to the Company:

                                    Fidelity Security Life Insurance Company
                                    3130 Broadway
                                    Kansas City, Missouri  64118
                                    Attention:  Manager of Annuities


                           ARTICLE XII. Miscellaneous

12.1. All persons dealing with the Fund must look solely to the property of the Fund for the enforcement of any claims against the Fund, as neither the Board, officers, agents or shareholders of the Fund assume any personal liability for obligations entered into on behalf of the Fund.

12.2. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential any "non-public personal information" about any "consumer" of another party (as such terms are defined in SEC Regulation S-P) and any other information reasonably identified as confidential in writing by another party ("Confidential Information"). Each party agrees not to disclose, disseminate or utilize another party's Confidential Information except: (i) as permitted by this Agreement, (ii) upon the written consent of the other party, (iii) where the Confidential Information comes into the public domain through no fault of the party receiving the information, or (iv) as otherwise required or permitted under applicable law.

12.3. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

12.4. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

12.5. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

12.6. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the National Association of Securities Dealers and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish state insurance authorities with any information or reports in connection with services provided under this Agreement which such authorities may request in order to ascertain whether the insurance operations of the Company are being conducted in a manner consistent with applicable law and regulations.

12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations at law or in equity, which the parties hereto are entitled to under state and federal laws.

12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto; provided, however, that the Adviser may assign this Agreement or any rights or obligations hereunder to any affiliate of or company under common control with the Adviser, if such assignee is duly licensed and registered to perform the obligations of the Adviser under this Agreement.

12.9. If requested by the Fund, the Underwriter or the Adviser, the Company shall furnish, or shall cause to be furnished, to the requesting party or its designee copies of the following documents:

         (a) the Company's annual statement (prepared under statutory accounting principles) and annual report (prepared under generally accepted accounting principles ("GAAP"), if any), as soon as practical and in any event within ninety (90) days after the end of each fiscal year;

         (b) the Company's quarterly statements (prepared under statutory accounting principles and GAAP, if any), as soon as practical and in any event within forty-five (45) days after the end of each quarterly period;

         (c) any financial statement, proxy statement, notice or report of the Company sent to stockholders and/or policyholders, as soon as practical after the delivery thereof to stockholders;

         (d) any registration statement (without exhibits) and financial reports of the Company filed with the SEC or any state insurance regulator, as soon as practical after the filing thereof; and

         (e) any other report submitted to the Company by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company, as soon as practical after the receipt thereof.

12.10. Unless otherwise specifically provided in this Agreement, no provision of this Agreement may be amended or modified in any manner except by a written agreement executed by all parties.

12.11.  If this  Agreement  terminates,  the parties agree that Article VIII and
Section 12.1, 12.2, 12.6 and 12.7 shall remain in effect after termination.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.


FIDELITY SECURITY LIFE INSURANCE COMPANY


By:      ______________________________
         Name:
         Title:


THE UNIVERSAL INSTITUTIONAL FUNDS, INC.


By:      ______________________________
         Name:
         Title:


MORGAN STANLEY & CO. INCORPORATED


By:      ______________________________
         Name:
         Title:


MORGAN STANLEY INVESTMENT MANAGEMENT INC.


By:      ______________________________
         Name:
         Title:



                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS


Name of Separate Account and                                   Form Number and Name of
Date Established by Board of Directors                         Contract Funded by Separate Account

LPLA Separate Account One                                      Individual Fixed and Variable Annuity Contract 001V
                                                               Individual Fixed and Variable Annuity 002V



                                       A-1


                                   SCHEDULE B

              PORTFOLIOS OF THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
                         AVAILABLE UNDER THIS AGREEMENT

               Emerging Markets Equity Portfolio - Class I Shares
                 International Magnum Portfolio - Class I Shares
                      High Yield Portfolio - Class I Shares





                                       B-1





                                   SCHEDULE C

                             PROXY VOTING PROCEDURES

The following is a list of procedures and corresponding responsibilities for the handling of proxies and voting instructions relating to the Fund. The defined terms herein shall have the meanings assigned in the Participation Agreement except that the term "Company" shall also include the department or third party assigned by the Company to perform the steps delineated below.

o The proxy proposals are given to the Company by the Fund as early as possible before the date set by the Fund for the shareholder meeting to enable the Company to consider and prepare for the solicitation of voting instructions from Contract owners and to facilitate the establishment of tabulation procedures. At this time the Fund will inform the Company of the Record, Mailing and Meeting dates. This will be done verbally approximately two months before the shareholder meeting.

o Promptly after the Record Date, the Company will perform a "tape run", or other activity, which will generate the names, addresses and number of units which are attributed to each Contract owner/policyholder (the "Customer") as of the Record Date. Allowance should be made for account adjustments made after this date that could affect the status of the Customers' accounts as of the Record Date.

         Note: The number of proxy statements is determined by the activities described in this Step #2. The Company will use its best efforts to call in the number of Customers to the Fund, as soon as possible, but no later than two weeks after the Record Date.

o The Fund's Annual Report must be sent to each Customer by the Company either before or together with the Customers' receipt of voting instruction solicitation material. The Fund will provide the last Annual Report to the Company pursuant to the terms of Section 3.4 of the Participation Agreement to which this Schedule relates.

o The text and format for the Voting Instruction Cards ("Cards" or "Card") is provided to the Company by the Fund. The Company, at its expense, shall produce and personalize the Voting Instruction Cards. The Fund or its affiliate must approve the Card before it is printed. Allow approximately 2-4 Business Days for printing information on the Cards. Information commonly found on the Cards includes:

         -        name (legal name as found on account registration)
         -        address
         -        fund or account number
         -        coding to state number of units


                                       C-1

         - individual Card number for use in tracking and verification of votes (already on Cards as printed by the Fund).

(This and related steps may occur later in the chronological process due to possible uncertainties relating to the proposals.)

o During this time, the Fund will develop, produce and pay for the Notice of Proxy and the Proxy Statement (one document). Printed and folded notices and statements will be sent to Company for insertion into envelopes (envelopes and return envelopes are provided and paid for by the Company). Contents of envelope sent to Customers by the Company will include:

         -        Voting Instruction Card(s)
         -        One proxy notice and statement (one document)
         - return envelope (postage pre-paid by Company) addressed to the Company or its tabulation agent
         - "urge buckslip" - optional, but recommended (this is a small, single sheet of paper that requests Customers to vote as quickly as possible and that their vote is important; one copy will be supplied by the Fund.)
         - cover letter - optional; supplied by Company and reviewed and approved in advance by the Fund

o The above contents should be received by the Company approximately 3-5 Business Days before mail date. Individual in charge at Company reviews and approves the contents of the mailing package to ensure correctness and completeness. Copy of this approval sent to the Fund.

o        Package mailed by the Company.

         * The Fund must allow at least a 15-day solicitation time to the Company as the shareowner. (A 5-week period is recommended.) Solicitation time is calculated as calendar days from (but not including,) the shareholder meeting, counting backwards.

o Collection and tabulation of Cards begins. Tabulation usually takes place in another department or another vendor depending on process used. An often used procedure is to sort Cards on arrival by proposal into vote categories of all yes, no, or mixed replies, and to begin data entry.

         Note: Postmarks are not generally needed. A need for postmark information would be due to an insurance company's internal procedure and has not been required by the Fund in the past.

                                       C-2

o Signatures on Card checked against legal name on account registration that was printed on the Card.

         Note: For Example, if the account registration is under "John A. Smith, Trustee," then that is the exact legal name to be printed on the Card and is the signature needed on the Card.

o If Cards are mutilated, or for any reason are illegible or are not signed properly, they are sent back to Customer with an explanatory letter and a new Card and return envelope. The mutilated or illegible Card is disregarded and considered to be not received for purposes of vote tabulation. Any Cards that have been "kicked out" (e.g. mutilated, illegible) of the procedure are "hand verified," i.e., examined as to why they did not complete the system. Any questions on those Cards are usually remedied individually.

o There are various control procedures used to ensure proper tabulation of votes and accuracy of that tabulation. The most prevalent is to sort the Cards as they first arrive into categories depending upon their vote; an estimate of how the vote is progressing may then be calculated. If the initial estimates and the actual vote do not coincide, then an internal audit of that vote should occur. This may entail a recount.

o The actual tabulation of votes is done in units which is then converted to shares. (It is very important that the Fund receives the tabulations stated in terms of a percentage and the number of shares.) The Fund must review and approve tabulation format.

o Final tabulation in shares is verbally given by the Company to the Fund on the morning of the shareholder meeting not later than 10:00 a.m. Eastern time. The Fund may request an earlier deadline if reasonable and if required to calculate the vote in time for the shareholder meeting.

o A Certification of Mailing and Authorization to Vote Shares will be required from the Company as well as an original copy of the final vote. The Fund will provide a standard form for each Certification.

o The Company will be required to box and archive the Cards received from the Customers. In the event that any vote is challenged or if otherwise necessary for legal, regulatory, or accounting purposes, the Fund will be permitted reasonable access to such Cards.

o All approvals and "signing-off" may be done orally, but must always be followed up in writing.





                                       C-3



                             PARTICIPATION AGREEMENT


                                      Among


                    THE UNIVERSAL INSTITUTIONAL FUNDS, INC.,

                       MORGAN STANLEY & CO. INCORPORATED,

                   MORGAN STANLEY INVESTMENT MANAGEMENT INC.,

                                       and

                    FIDELITY SECURITY LIFE INSURANCE COMPANY

                                   Dated as of

                              ______________, 2004



                                TABLE OF CONTENTS


                                                                                                Page

         ARTICLE I.                 Purchase and Redemption of Fund Shares                       3

         ARTICLE II.                Representations and Warranties                               5

         ARTICLE III.               Prospectuses, Reports to Shareholders
                                    and Proxy Statements; Voting                             7

         ARTICLE IV.                Sales Material and Information                               8

         ARTICLE V.                 Fees and Expenses                                            10

         ARTICLE VI.                Diversification                                              10

         ARTICLE VII.               Potential Conflicts                                          10

         ARTICLE VIII.              Indemnification                                              12

         ARTICLE IX.                Applicable Law                                               18

         ARTICLE X.                 Termination                                                  18

         ARTICLE XI.                Notices                                                      19

         ARTICLE XII.               Miscellaneous                                                20

         SCHEDULE A                 Separate Accounts and Associated Contracts                  A-1

         SCHEDULE B                 Portfolios of The Universal Institutional Funds, Inc.
                                    Available Under this Agreement                              B-1

         SCHEDULE C                 Proxy Voting Procedures                                     C-1
